     As filed with the Securities and Exchange Commission on July 22, 1997

                                                Registration No. 333-
                                                                     ----------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                           DAMARK INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

            Minnesota                                          41-1551116
  (State of other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                           7101 Winnetka Avenue North
                          Minneapolis, Minnesota  55428

  (Address, including zip code, of Registrant's principal executive offices)

                           DAMARK INTERNATIONAL, INC.
                       1991 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)
                                   ----------
                                 Arlyn J. Lomen
            Senior Vice President - Finance and Administration Group
                      Chief Financial Officer and Secretary
                           Damark International, Inc.
                           7101 Winnetka Avenue North
                          Minneapolis, Minnesota  55428
                                 (612) 531-0066
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------

(Cover page continued on next page)
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

(Cover page continued from preceding page)

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
Title of securities to          Amount to be           Proposed maximum            Proposed maximum        Amount of registration
    be registered                registered        offering price per share     aggregate offering price             fee
----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
  value $.01 per share        300,000 shares (1)           $16.25(2)                   $4,875,000                  $1,681.03
----------------------------------------------------------------------------------------------------------------------------------

(1) Consists of 300,000 shares issuable pursuant to the Damark International, Inc. 1991 Stock Option Plan, as amended (the "Plan") which represents the increase in the number of shares reserved for issuance under such plan by an amendment approved by the Board of Directors and Shareholders in 1997. The number of shares of Class A Common Stock stated above may be adjusted in accordance with the provisions of the Plan, in the event that, during the period the Plan is in effect there is effected any increase or decrease in the number of issued shares of Class A Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

(2) Pursuant to Rule 457(h)(1), the aggregate offering price and the amount of the registration fee is computed based on the price of $16.25 per share, the average of the high and low prices of the Registrant's Class A Common Stock on The Nasdaq Stock Market on July 16, 1997, and assuming that 300,000 shares is the maximum number of the Registrant's securities issuable under the Plan that are covered by the Registration Statement.

                                EXPLANATORY NOTE

          As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Damark
International, Inc. (the "Company") (File No. 0-19902) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2.   Quarterly Report on Form 10-Q for the quarter ended March 29, 1997;

     3. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1, No. 33-45056; and


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V, Section 5.01 of the Bylaws of the Company provides that the Company shall indemnify persons to the extent required by Minnesota Statutes,
Section 302A.521. Section 302A.521 provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same penalties, fines, taxes and expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons who are or were serving other organizations at the request of the corporation or whose duties involve or involved service for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8:  EXHIBITS

     4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

     4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

     4.3 Damark International, Inc. 1991 Stock Option Plan, as amended (including form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement, and Exercise Letter)

     5.1  Opinion of Kaplan, Strangis and Kaplan, P.A.

     23.1 Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1)

     23.2 Consent of Arthur Andersen LLP

     24.1 Powers of Attorney

ITEM 9:  UNDERTAKINGS

RULE 415 OFFERING.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

FORM S-8 REGISTRATION STATEMENT.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 22, 1997.

                              DAMARK INTERNATIONAL, INC.

                              By:  /s/ MARK A. COHN
                                 ----------------------------
                                   Mark A. Cohn
                                   Chairman, President and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                      Date



                                Chief Executive Officer,
/s/  MARK A. COHN              Chairman of the Board and
-------------------------              President
 Mark A. Cohn                 (Principal Executive Officer)      July 22, 1997

                                Senior Vice President -
                             Finance and Administration,
                               Chief Financial Officer
/s/  ARLYN J. LOMEN          (Principal Financial Officer
-------------------------      and Principal Accounting          July 22, 1997
 Arlyn J. Lomen                        Officer)

 *
-------------------------              Director                  July 22, 1997
 Thomas A. Cusick

 *
-------------------------              Director                  July 22, 1997
 Jack W. Eugster

 *
-------------------------              Director                  July 22, 1997
 Harold Roitenberg

 *
-------------------------              Director                  July 22, 1997
 Ralph Strangis

 *
-------------------------              Director                  July 22, 1997
 Joel N. Waller

 *
-------------------------              Director                  July 22, 1997
 Stephen J. Hemsley

 * By /s/ MARK A. COHN        As attorney-in-fact for the
-------------------------     above officers and directors
    Mark A. Cohn                  marked by an asterisk.        July 22, 1997
    Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit                                                           Sequentially
Number           Description of Exhibit                           Numbered Page
-------          ----------------------                           -------------
4.1         Restated Articles of Incorporation of the Company
            (incorporated by reference to Exhibit 3.1 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 filed as part of the Company's
            Registration Statement on Form S-1 (No. 33-45056))

4.3 Damark International, Inc. 1991 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.3 filed as part of the Company's Registration
            Statement on Form S-8 (No. 333-16137))

5.1         Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1        Consent of Kaplan, Strangis and Kaplan, P.A.
            (included in Exhibit 5.1)

23.2        Consent of Arthur Andersen LLP

24.1        Powers of Attorney